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                                                                    Exhibit 5.1

                               BUCHANAN INGERSOLL
                           PROFESSIONAL CORPORATION

                                   ATTORNEYS

                                February 7, 2000

Fountain Pharmaceuticals, Inc.
7279 Bryan Dairy Road
Largo, Florida  33777

Ladies and Gentlemen:

         We have acted as counsel to Fountain Pharmaceuticals, Inc., a Delaware corporation ("Fountain") (sometimes referred to as the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 750,000 shares of common stock, par value $0.001 per share of Fountain (the "Common Stock") reserved for issuance pursuant to the Fountain Pharmaceuticals, Inc. 1998 Stock Option Plan (the "Plan"). In such capacity, we have examined the following:

         1. The Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company;

         2. The Registration Statement on Form S-8 with respect to the Plan (the "Registration Statement"), filed by Fountain with the Commission pursuant to the Securities Act;

         3. Proceedings of the Board of Directors of the Company relating to the adoption of the Plan, and the authorization, execution and filing of the Registration Statement; and

         4. Such other documents, certificates, records, statutes and decisions as we considered necessary to express the opinion contained herein.

         Based upon the foregoing, we are of the opinion that when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.




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         We hereby consent to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as counsel which has passed upon the legality of the shares of Fountain Common Stock to be issued pursuant to the Plan. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                                  BUCHANAN INGERSOLL
                                                  PROFESSIONAL CORPORATION


                                                  By: /s/ Stephen M. Cohen
                                                      --------------------------
                                                      Stephen M. Cohen